La Jolla Pharmaceutical Company Announces Second Quarter 2015
Financial Results and Recent Corporate Progress

SAN DIEGO, CA - August 7, 2015 - La Jolla Pharmaceutical Company (NASDAQ: LJPC) (the Company or La Jolla), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, today reported second quarter 2015 financial results and highlighted recent corporate progress.

Recent Corporate Progress

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La Jolla initiated its ATHOS (Angiotensin II for the Treatment of High-Output Shock) 3 trial, a multicenter, randomized, double-blind, placebo-controlled, Phase 3 clinical trial of LJPC-501, La Jolla’s proprietary formulation of angiotensin II, for catecholamine-resistant hypotension (CRH).

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La Jolla filed an Investigational New Drug Application (IND) for LJPC-401, La Jolla’s novel formulation of hepcidin for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis and beta thalassemia, and expects to release preliminary results from a Phase 1 study by the end of 2015. In preparation for this Phase 1 study, La Jolla completed animal toxicology studies that have established the study’s proposed doses and demonstrated a dose-dependent reduction in serum iron levels in all species tested.

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La Jolla entered into exclusive worldwide license agreements with the Indiana University Research and Technology Corporation and the University of Alabama at Birmingham to acquire intellectual property rights covering LJPC-30Sa and LJPC-30Sb, La Jolla’s next-generation gentamicin derivatives for the potential treatment of serious bacterial infections and rare genetic disorders, such as cystic fibrosis and Duchenne muscular dystrophy.

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La Jolla announced a reprioritization of its product development programs that resulted in the discontinuation of the development of its polysaccharide-based galectin-3 inhibitors, GCS-100 and LJPC-1010. This reprioritization has allowed La Jolla to reallocate resources to its other development candidates that are more in line with its strategic focus.

“The first half of 2015 was exciting and productive for La Jolla, highlighted by the initiation of the ATHOS 3 trial, the preparation of LJPC-401 for a Phase 1 study and the addition of our next-generation gentamicin derivative program,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “We look forward to building on this momentum and continuing the advancement of each of our exciting programs during the second half of the year.”

Results of Operations

As of June 30, 2015, La Jolla had $36.0 million in cash, compared to $48.6 million as of December 31, 2014. The decrease in cash was primarily due to net cash used for operating activities.

La Jolla’s net cash used for operating activities for the three and six months ended June 30, 2015 was $5.7 million and $11.2 million, respectively, compared to net cash used for operating activities of $2.0 million and $4.7 million, respectively, for the same periods in 2014.

La Jolla’s net loss for the three and six months ended June 30, 2015 was $10.7 million and $19.6 million, or $0.70 per share and $1.29 per share, respectively, compared to a net loss of $4.3 million and $9.4 million, or $0.53 per share and $1.38 per share, respectively, for the same periods in 2014.

The increases in net cash used for operating activities and net loss in 2015 as compared to 2014 were primarily due to increased clinical development costs associated with the initiation of the ATHOS 3 trial of LJPC-501 in CRH, the Phase 2b clinical trial of GCS-100 in advanced chronic kidney disease, the continuing Phase 1/2 clinical trial of LJPC-501 in hepatorenal syndrome and preclinical costs associated with LJPC-401. In addition, there were increases in personnel and related costs, which were mainly due to the hiring of additional personnel to support increased development activities, and costs associated with relocating La Jolla’s corporate headquarters in the second quarter of 2015.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The Company has several product candidates in development. LJPC-501 is La Jolla’s proprietary formulation of angiotensin II for the potential treatment of catecholamine-resistant hypotension. LJPC-401 is La Jolla’s novel formulation of hepcidin for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis and beta thalassemia. LJPC-30Sa and LJPC-30Sb are Jolla’s next-generation gentamicin derivatives for the potential treatment of serious bacterial infections and rare genetic disorders, such as cystic fibrosis and Duchenne muscular dystrophy. For more information on La Jolla, please visit www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC’s web site www.sec.gov. These risks include, but are not limited to, risks relating to: the timing for the filing of an Investigational New Drug Application (IND), commencement of clinical studies and the anticipated timing for completion of such studies; the success of future development activities for LJPC-501, LJPC-401, LJPC-30Sa and LJPC-30Sb; potential indications for which LJPC-501, LJPC-401, LJPC-30Sa and LJPC-30Sb may be developed; and the expected duration over which the Company’s cash balances will fund its operations. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

LA JOLLA PHARMACEUTICAL COMPANY
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Expenses
Research and development	$6,686	$1,597	$11,856	$3,593
General and administrative	3,972	2,689	7,769	5,823
Total expenses	10,658	4,286	19,625	9,416
Loss from operations	(10,658)	(4,286)	(19,625)	(9,416)
Other income, net	8	2	20	4
Net loss and comprehensive loss	$(10,650)	$(4,284)	$(19,605)	$(9,412)
Basic and diluted net loss per share	$(0.70)	$(0.53)	$(1.29)	$(1.38)
Shares used in computing basic and diluted net loss per share	15,251	8,122	15,246	6,835

LA JOLLA PHARMACEUTICAL COMPANY
Condensed Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,045	$48,555
Restricted cash	37	37
Prepaid clinical expenses	458	1,528
Prepaid expenses and other current assets	622	137
Total current assets	37,162	50,257
Property and equipment, net	1,510	279
Other assets	57	—
Total assets	$38,729	$50,536

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,843	$730
Accrued expenses	285	926
Accrued payroll and related expenses	410	424
Total current liabilities	2,538	2,080
Shareholders’ equity:
Common Stock, $0.0001 par value; 100,000,000 shares authorized, 15,250,840 and 15,225,980 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	2	2
Series C-1[2] Convertible Preferred Stock, $0.0001 par value; 11,000 shares authorized, 3,917 shares issued and outstanding at June 30, 2015 and December 31, 2014	3,917	3,917
Series F Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized, 2,737 and 2,798 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	2,737	2,798
Additional paid-in capital	535,754	528,353
Accumulated deficit	(506,219)	(486,614)
Total shareholders’ equity	36,191	48,456
Total liabilities and shareholders' equity	$38,729	$50,536

Contacts

George F. Tidmarsh, M.D., Ph.D.
President & Chief Executive Officer
La Jolla Pharmaceutical Company
Phone: (858) 207-4264
Email: GTidmarsh@ljpc.com

or

Dennis M. Mulroy
Chief Financial Officer
La Jolla Pharmaceutical Company
Phone: (858) 433-6839
Email: dmulroy@ljpc.com